CONSENT OF BOARD OF DIRECTORS IN LIEU OF MEETING

(AMERICAN HOUSING INCOME TRUST, INC.)

NOW COMES the Board of Directors for American Housing Income Trust, Inc., a Maryland corporation (the “Corporation”), pursuant to its Bylaws consents to the following action in lieu of a meeting:

WHEREAS, in light of the Corporation’s restructuring as disclosed on Form 8-K dated March 17, 2017, the Board of Directors has determined to terminate the offering set forth in the registration statement on Form S-11, as amended, and related prospectus, deemed effective by the United States Securities and Exchange Commission on June 23, 2016, and a subsequent post-effective amendment deemed effective on September 19, 2016 (referred to herein collectively as the “Offering”).

WHEREAS the Board of Directors has booked the sale of 150,702 shares of common stock during the time period in which the Offering was priced at $3.00/share for a total direct public offering capital raise of $452,100, and the sale of 316,766 shares of common stock during the time period in which the Offering was priced at $1.00/share for a total direct public offering capital raise of $316,766 for a total of $768,866.

NOW THEREFORE, the Board of Directors consents to the following actions:

RESOLVED that the Chairman of the Board, who also serves as the Chief Financial Officer and Chief Executive Officer for the Corporation, shall disclose on Form 8-K the termination of the Offering effective March 21, 2017 and the amounts sold under the direct public offering, and to take any other action deemed proper to timely disclose the contents of these consents, including disclosure to V-Stock Transfer, LLC of these actions.

RESOLVED that the Chairman of the Board shall coordinate the press release terminating the Offering with the Corporation’s legal counsel.

RESOLVED that the Board of Directors has received abstentions from the Real Estate Committee in voting on these measures since these measures do not involve the disposition of the real property managed by the Real Estate Committee.

 Dated: March 21, 2017

/s/ Michael Ogburn By: Michael Ogburn Its: Chairman of the Board /s/ Joaquin Flores By: Joaquin Flores /s/ Brian Wagner By: Brian Wagner

REAL ESTATE COMMITTEE:

Abstention from Vote

By: Sean Zarinegar

Abstention from Vote

By: Les Gutierrez

Abstention from Vote

By: Kenneth Hedrick